Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

October 3, 2007, LivePerson, Inc. (“LivePerson”) completed the acquisition of Kasamba Inc. (“Kasamba”).

The accompanying unaudited pro forma condensed combined Statements of Operations (the “Pro Forma Statements of Operations”) for the year ended December 31, 2006 and the nine months ended September 30, 2007 gives effect to the Kasamba acquisition as if it had occurred on January 1, 2006. The Pro Forma Statements of Operations are based on historical results of operations of LivePerson and Kasamba for the year ended December 31, 2006 and the nine months ended September 30, 2007.

The unaudited pro forma condensed combined Balance Sheet (the “Pro Forma Balance Sheet”) gives effect to the acquisition of Kasamba as if the acquisition had occurred on September 30, 2007.

On July 18, 2006, LivePerson completed the acquisition of Proficient Systems Inc. (“Proficient”). The Pro Forma Statement of Operations for the year ended December 31, 2006 gives effect to the Proficient acquisition as if it had occurred on January 1, 2006. The Pro Forma Statement of Operations is based on historical results of LivePerson for the year ended December 31, 2006 and Proficient for the 6 months ended June 30, 2006. The pro forma adjustments related to the Proficient acquisition do not include the period from July 1, 2006 to July 18, 2006 as these amounts are immaterial.

The Pro Forma Statements of Operations and the Pro Forma Balance Sheet and accompanying notes (the “Pro Forma Financial Information”) should be read in conjunction with, and are qualified by, the historical financial statements of LivePerson contained in the LivePerson Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on March 19, 2007 and November 9, 2007, respectively, and the historical financial statements of Kasamba appearing elsewhere in the report to which this document is an exhibit.

The Pro Forma Financial Information is intended for informational purposes only and does not purport to represent (i) the future results of operations or financial position of LivePerson or (ii) the actual results of operations or financial position of LivePerson had the acquisition occurred on the dates assumed. In addition, the pro forma results are not intended to be a projection of future results.

LIVEPERSON, INC
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2007
(In Thousands)

	Historical LivePerson	Historical Kasamba	Pro Forma Adjustments		Pro Forma Combined
Assets

Current assets:
Cash and cash equivalents	$30,164	$1,584	$(9,990)	(a)	$21,758
Restricted Cash	-	132			132
Accounts receivable, net	5,790	63			5,853
Prepaid expenses	1,290				1,290
Deferred tax assets, net	75				75
Other current assets	-	134			134
Total current assets	37,319	1,913	(9,990)		29,242
Property and equipment	1,153	427			1,580
Prepaid acquisition costs	650		(650)	(a)	-
Intangibles, net	1,662		6,085	(a)	7,747
Deferred tax assets, net	4,927				4,927
Security Deposits	286				286
Other assets	860	81			941
Goodwill	18,653		32,011	(a)	50,664
Total assets	$65,510	$2,421	$27,456		$95,387

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$926	$199	$-		$1,125
Government Authorities	-	2,023			2,023
Current portion of long-term loan	-	21			21
Accrued expenses	5,336	2,187	(650)	(a)	6,873
Deferred revenue	4,079				4,079
Total current liabilities	10,341	4,430	(650)		14,121

Other liabilities	860				860
Long-term loan, less current portion	-	4			4
Accrued severance pay	-	203			203
Total long-term liabilities	860	207	-		1,067

Stockholders' equity	54,309	(2,216)	2,216	(a)
			25,890	(a)	80,199
Total liabilities and stockholders' equity	$65,510	$2,421	$27,456		$95,387

See accompanying notes to unaudited pro forma condensed combined financial statements.

LIVEPERSON, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2007
(In Thousands, except share and per share data)

	Historical LivePerson for the Nine Months ended September 30, 2007	Historical Kasamba for the Nine Months ended September 30, 2007	Pro Forma Adjustments		Pro Forma Combined

Revenue	$35,453	$7,385	$-		$42,838

Operating expenses:
Cost of revenue	9,199	1,413	737	(b)
			22	(c)	11,371
Operating expenses	22,856	8,044	129	(c)	31,029
Amortization of intangibles	725	-	216	(b)	941
Total operating expenses	32,780	9,457	1,104		43,341
Income (loss) from operations	2,673	(2,072)	(1,104)		(503)

Other income (expense), net	744	(174)	(415)	(d)	155

Income (loss) before provision for income taxes	3,417	(2,246)	(1,519)		(348)
Provision for income taxes	-	133			133
Net income (loss)	$3,417	$(2,379)	$(1,519)		$(481)

Basic net income (loss) per common share	$0.08				$(0.01)
Diluted net income (loss) per common share	$0.07				$(0.01)

Weighted average shares outstanding - basic	42,469,631		4,130,776	(e)	46,600,407
Weighted average shares outstanding - diluted	45,942,436		4,754,600	(e)	50,697,036

See accompanying notes to unaudited pro forma condensed combined financial statements.

LIVEPERSON, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006
(In Thousands, except share and per share data)

	Historical LivePerson for the Twelve Months ended December 31, 2006	Historical Proficient for the Period January 1, 2006 to July 18, 2006	Pro Forma Adjustments		Subtotal	Historical Kasamba for the Twelve Months ended December 31, 2006	Pro Forma Adjustments		Pro Forma Combined

Revenue	$33,521	$1,985	$-		$35,506	$7,005	$-		$42,511

Operating expenses:
Cost of revenue	7,621	505	266	(g)	8,392	1,184	982	(b)
							43	(c)	10,601
Operating expenses	23,468	3,922	(266)	(g)		5,901	354	(c)
			97	(i)	27,221				33,476
Amortization of intangibles	1,383	-	592	(f)	1,975	-	598	(b)	2,573
Total operating expenses	32,472	4,427	689		37,588	7,085	1,977		46,650
Income (loss) from operations	1,049	(2,442)	(689)		(2,082)	(80)	(1,977)		(4,139)

Other income (expense), net	715	(183)	191	(h)	723	(455)	(554)	(d)	(286)

Income (loss) before provision for income taxes	1,764	(2,625)	(498)		(1,359)	(535)	(2,531)		(4,425)
Benefit from (provision for) income taxes	438	-	-		438	(111)	-		327
Net income (loss)	$2,202	$(2,625)	$(498)		$(921)	$(646)	$(2,531)		$(4,098)

Basic net income (loss) per common share	$0.06				$(0.02)				$(0.09)
Diluted net income (loss) per common share	$0.05				$(0.02)				$(0.09)

Weighted average shares outstanding - basic	39,680,182		1,992,606	(j)	41,672,788		4,130,776	(e)	45,803,564
Weighted average shares outstanding - diluted	43,345,232		(1,900,035)	(j)	41,445,197		4,754,600	(e)	46,199,797

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

The consideration payable at closing by LivePerson in connection with the acquisition of all of the outstanding shares of Kasamba consists of the following:

•
4,130,776 shares of LivePerson common stock valued at approximately $23.9 million based upon the five-day average trading price before and after June 25, 2007, the date on which the transaction was announced, at $5.79 per share.

•	$9,000,000 payable to the shareholders of Kasamba.

•	The assumption of 623,824 Kasamba options.

•	Acquisition costs of approximately $990,000 related to the merger.

The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Kasamba at September 30, 2007, and is for illustrative purposes only.

Assets acquired:
Cash and cash equivalents	$1,584
Restricted cash	132
Government authorities	134
Other accounts receivable and prepaid expenses	63
Long-term deposits	81
Property and equipment	427
Developed technology	4,910
Trade Name	630
Expert Network	235
Non-compete Agreements	310
Goodwill	32,011
40,517

Liabilities assumed	(4,637)

Purchase price	$35,880

(a)
The pro forma adjustment reconciles the historical balance sheet of Kasamba at September 30, 2007 to the allocated purchase of Kasamba of $35.9 million. The pro forma adjustment also reflects the payment of acquisition costs related to the merger in the amount of $990 and, accordingly, the reversal of previously accrued acquisition costs in the amount of $650.

(b)
The pro forma adjustments reflect twelve months of amortization expense for the year ended December 31, 2006 and nine months of amortization expense for the nine months ended September 30, 2007, assuming the transaction occurred on January 1, 2006. Developed technology, trade name, expert network, and covenants not to compete are being amortized over the expected period of benefit of 60, 36, 36 and 12 months, respectively. These are preliminary estimates and may change in the future.

(c)
The pro forma adjustments include twelve months of incremental non-cash compensation expense for the year ended December 31, 2006 and nine months of incremental non-cash compensation expense for the nine months ended September 30, 2007, assuming the transaction occurred on January 1, 2006. LivePerson assumed 623,824 Kasamba options.

(d)
The pro forma adjustments include a reduction in interest income related to the $9.0 million payable to the shareholders of Kasamba and the $990 of acquisition costs for the year ended December 31, 2006 and nine months ended September 30, 2007, assuming the transaction occurred on January 1, 2006.

(e)
The pro forma basic and diluted net income per share is computed by dividing the net income attributable to common stockholders by the weighted average number of common shares outstanding. The weighted average number of shares outstanding assumes that 4,130,776 shares of LivePerson common stock issued at closing in connection with the acquisition were outstanding as of January 1, 2006. Diluted earnings per share is calculated by using the treasury stock method and reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock.

PROFICIENT:

(f)
The pro forma adjustments reflect six months of amortization expense for the six months ended June 30, 2006, assuming the transaction occurred on January 1, 2006. Customer relationships, covenants not to compete and core technology are being amortized over the expected estimated period of benefit of 36, 24 and 18 months, respectively.

(g)
The pro forma adjustments include the reclassification of certain Proficient salaries and related fringe benefits to Cost of Revenue in the six months ended June 30, 2006 to conform to the historical presentation by LivePerson assuming the transaction occurred on January 1, 2006.

(h)
The pro forma adjustments include the reversal of interest expense recorded by Proficient in the six months ended June 30, 2006 related to a bridge loan that was not assumed by LivePerson assuming the transaction occurred on January 1, 2006.

(i)
The pro forma adjustments include six months of non-cash compensation expense for the six months ended June 30, 2006 assuming the transaction occurred on January 1, 2006. LivePerson issued options to purchase 350,000 shares of common stock at $4.22 per share to certain employees of Proficient.

(j)
The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding. The weighted average number of shares outstanding assumes that 1,992,606 shares of LivePerson common stock issued at closing in connection with the acquisition were outstanding as of January 1, 2006. Diluted earnings per share is calculated using the treasury stock method and reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Diluted net loss per share presented is equal to basic net loss per share because all common stock equivalents are anti-dilutive for the periods presented.